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                                                                       EXHIBIT 8

                                            December 12, 1995



Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, California 91311

Great Western Financial Trust I
c/o Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, California 91311

          Re:  Great Western Financial Corporation
               Great Western Financial Trust I
               Registration No. 33-63057 of Form S-3
               -------------------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel for Great Western Financial Corporation, a Delaware Corporation (the "Company"), and Great Western Financial Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (12 Del. Code Ann., tit. 12, (S)(S) 3801, et seq.) (the "Trust"), in connection with the Registration Statement on Form S-3 (Registration No. 33-63057), filed with the Securities and Exchange Commission (the "Commission") on September 28, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on November 14, 1995, Amendment No. 2 thereto, filed with the Commission on November 28, 1995, and Amendment No. 3 thereto, filed with the Commission on November 30, 1995 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to, among other things, the registration under the Act of 4,000,000 8 1/4% Trust Originated Preferred Securities (liquidation amount of $25 per preferred secu-
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Great Western Financial Corporation
December 12, 1995
Page 2


rity), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities").

          The Preferred Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, to be dated as of December 6, 1995 (the "Preferred Securities Guarantee Agreement"), between the Company and The First National Bank of Chicago, as guarantee trustee, for the benefit of the holders of the Preferred Securities.

          In connection with the issuance of the Preferred Securities, the Trust is also issuing 123,712 of its 8 1/4% common securities (liquidation amount of $25 per common security) (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), representing common undivided beneficial interests in the assets of the Trust. The Common Securities are also guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Common Securities Guarantee Agreement to be dated as of December 6, 1995 (the "Common Securities Guarantee Agreement"), by the Company for the benefit of the holders of the Common Securities.

          The entire proceeds from the sale of the Trust Securities are to be used by the Trust to purchase an aggregate principal amount of $103,092,800 of 8 1/4% subordinated deferrable interest notes due December 31, 2025 (the "Subordinated Debt Securities"), to be issued by the Company. The Trust Securities are to be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of December 6, 1995 (the "Declaration") among the Company, as sponsor, The First National Bank of Chicago, as property trustee (in such capacity, the "Property Trustee"), Michael J. Majchrzak, as Delaware
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Great Western Financial Corporation
December 12, 1995
Page 3


trustee (the "Delaware Trustee"), Carl F. Geuther, J. Lance Erikson and Bruce F. Antenberg, as regular trustees (together, the "Regular Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities are to be issued pursuant to an indenture, dated as of September 12, 1990, (the "Base Indenture"), between the Company and Harris Trust and Savings Bank, as debt trustee (in such capacity, the "Debt Trustee"), the First Supplemental Indenture to the Base Indenture, dated as of April 30, 1993, and the Second Supplemental Indenture to the Base Indenture, to be dated as of December 6, 1995 (such supplemental indentures, together with the Base Indenture, the "Indenture"), between the Company and the Debt Trustee.

          Upon the occurrence of a Regulatory Event (as defined in the Prospectus Supplement defined herein), the Company may elect to lower the interest rate on the Subordinated Debt Securities by 50 basis points, (the "Adjusted Subordinated Debt Securities"); distribute to holders of the Preferred Securities, depending on such holders' election, the Adjusted Subordinated Debt Securities or the Depositary Shares (as defined in the Prospectus Supplement); and dissolve the Trust.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement, dated December 6, 1995, (the "Purchase Agreement"), by and among the Company, the Trust, and the Underwriters named therein, except that reference herein to any document shall mean such document as in effect on the date hereof.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus, dated December 6, 1995, as supplemented by the Prospectus Supplement, dated December 6, 1995 (the "Prospectus Supplement"), as supplemented by the Prospectus Supplement, dated December 11, 1995, relating to the
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Great Western Financial Corporation
December 12, 1995
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Preferred Securities, the Preferred Securities Guarantee Agreement, and the
Subordinated Debt Securities, filed with the Commission pursuant to Rule 424(b) of its General Rules and Regulations under the Act; (iii) the certificate of trust filed by the Trust with the Secretary of State of the State of Delaware on September 27, 1995; (iv) the form of the Declaration (including the designation of the terms of the Preferred Securities and the Common Securities); (v) the form of the Preferred Securities and Common Securities and specimen certificates thereof; (vi) the form of the Preferred Securities Guarantee Agreement and the Common Securities Guarantee Agreement; (vii) the form of the Indenture; (viii) the form of the Subordinated Debt Securities and a specimen certificate thereof;
(ix) an executed copy of the Purchase Agreement relating to the Preferred Securities; (x) an executed copy of the Common Securities Purchase Agreement, dated as of December 6, 1995, relating to the Common Securities, between the Company and the Trust; (xi) the letter from Merrill Lynch & Co. regarding certain possible consequences of a Regulatory Event (as defined in the Prospectus Supplement) (the "Merrill Letter"); and (xii) the form of the certificates of each of the Company and the Trust, each to be dated as of December 14, 1995, delivered pursuant to Section 5(c) of the Purchase Agreement (collectively, the documents set forth in items (i) - (xii) are the "Operative Documents"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all
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Great Western Financial Corporation
December 12, 1995
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signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed by parties other than the Trust, we have assumed that such parties had, or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Trust, the Company, the Property Trustee, the Delaware Trustee, the Regular Trustees, and others, including the Merrill Letter.

          Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by the Company, the Trust (including representatives of the Trust and the Trustees thereunder), and Merrill Lynch & Co.

          Our opinion is also conditioned on the premise that there will be no material changes to the Operative Documents and that the Operative Documents that have yet to be executed will be executed in the form that we have reviewed. This opinion is furnished with the understanding that it will be reconfirmed at the closing of the sale of the Preferred Securities.
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Great Western Financial Corporation
December 12, 1995
Page 6


          In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (proposed, temporary, and final) promulgated thereunder, judicial decisions and Internal Revenue Service pronouncements all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

          Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

     (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Subordinated Debt Securities.

     (2) The Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company.

     (3) Although the discussion set forth in the Prospectus Supplement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" as supplemented by the Prospectus Supplement, dated December 11, 1995 does not purport to discuss all possible United States
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Great Western Financial Corporation
December 12, 1995
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          federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities under current law.

          We note that based on a Department of the Treasury News Release issued on December 11, 1995, the recent proposals by the Clinton administration to alter the United States federal income tax treatment of instruments such as the Subordinated Debt Securities will not apply to the Subordinated Debt Securities.

          Except as set forth above, we express no opinion to any party as to the tax consequences, whether Federal, state, local or foreign, of the issuance of the Subordinated Debt Securities, the Preferred Securities, the Common Securities or any transactions related to or contemplated by such issuance.
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Great Western Financial Corporation
December 12, 1995
Page 8


          We hereby consent to the filing of this opinion with the Commission as
Exhibit 8 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations under the Act. The opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                    Very truly yours,